As filed with the Securities and Exchange Commission on November 30, 2000.
                                               Registration No. 333-
=============================================================================

                     SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C.  20549
                          -----------------------

                                  FORM S-8
                           REGISTRATION STATEMENT
                                   UNDER
                         THE SECURITIES ACT OF 1933
                          -----------------------

                        Financial Federal Corporation
            (Exact Name of Registrant as Specified in Its Charter)

                 Nevada                               88-0244792
    (State or Other Jurisdiction of      (I.R.S. Employer Identification No.)
     Incorporation or Organization)

            733 Third Avenue                            10017
           New York, New York                         (Zip Code)
(Address of Principal Executive Offices)


             Financial Federal Corporation 1998 Stock Option Plan
                           (Full title of the plan)

                               Troy H. Geisser
                      Senior Vice President and Secretary
                               733 Third Avenue
                              New York, New York
                    (Name and address of agent for service)

                                (212) 599-8000
        (Telephone number, including area code, of agent for service)

                                  Copies to:

                           Lawrence B. Fisher, Esq.
                           Brigitte Lippmann, Esq.
                      Orrick, Herrington & Sutcliffe LLP
                               666 Fifth Avenue
                           New York, New York 10103
                          Telephone: (212) 506-5000

                        CALCULATION OF REGISTRATION FEE
=============================================================================
                                       Proposed    Proposed
                                       Maximum     Maximum
                                       Offering    Aggregate     Amount of
Title of Securities    Amount To Be    Price Per   Offering      Registration
To Be Registered       Registered(1)   Share(2)    Price(2)      Fee
-----------------------------------------------------------------------------
Common Stock,
par value $0.50        2,500,000       $22.1875    $55,468,750   $14,643.75
=============================================================================
(1) The number of shares of common stock, par value $0.50 per share (the "Common Stock"), stated above consists of the aggregate number of shares which may be sold upon the exercise of options which may hereafter be granted under the Financial Federal Corporation 1998 Stock Option Plan (the "Plan"). The maximum number of shares which may be sold upon the exercise of such options granted under the Plan are subject to adjustment in accordance with certain anti-dilution and other provisions of the Plan. Accordingly, pursuant to Rule 416 under the Securities Act of 1933, this Registration Statement includes, in addition to the number of shares stated above, an indeterminate number of shares which may be subject to grant or otherwise issuable after the operation of any such anti-dilution and other provisions.

(2) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(h) under the Securities Act of 1933. The fee is calculated on the basis of the average of the high and low sale prices per share of Common Stock as quoted on the New York Stock Exchange on November 28, 2000 (within 5 business days prior to filing this Registration Statement).

=============================================================================

                                   PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.    Incorporation of Documents by Reference.

     The following information filed with the Securities and Exchange Commission (the "Commission") is incorporated herein by reference:

     1. The Registrant's Annual Report on Form 10-K for the fiscal year ended July 31, 2000.
     2.    The Registrant's Definitive Proxy Statement dated October 30,
           2000.
     3.    The Registrant's Current Report on Form 8-K dated November 23,
           2000.
     4. The description of the common stock contained in the Registrant's final prospectus filed pursuant to Rule 424(b)(3) on July 17,1998 pursuant to the Securities Act of 1933, as amended (the "Securities Act").

     In addition, all documents filed by the Registrant with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this registration statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference into this registration statement and to be part hereof from the date of filing of such documents with the Commission. Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.


Item 4.    Description of Securities.

     Not applicable; the class of securities to be offered is registered under Section 12 of the Exchange Act.


Item 5.    Interests of Named Experts and Counsel.

     The validity of the issuance of the shares of common stock registered under this registration statement has been passed upon for Financial Federal Corporation by Orrick, Herrington & Sutcliffe LLP. Lawrence B. Fisher, a director of the Company, is a partner of the law firm of Orrick, Herrington & Sutcliffe LLP, which has been retained by the Company in connection with certain legal matters. Mr. Fisher owns 2,500 shares of common stock of the Company.


Item 6.    Indemnification of Directors and Officers.

     Section 78.7502 of the Nevada General Corporation Law permits a corporation to provide discretionary indemnification to any person against any threatened, pending or completed action, suit or proceeding, except an action by or in the right of the corporation, by reason of the fact that such person is or was a director, officer, employee or agent, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including attorney's fees, judgments, fines and amounts paid in settlements, if such indemnified person acted in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interest of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person's conduct was unlawful.

     With respect to any threatened, pending or completed action or suit by or in the right of the corporation, Section 78.7502 also permits a corporation to provide discretionary indemnification if such indemnified person acted in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interests of the corporation; provided, however, that indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines otherwise in light of all the circumstances.

     Section 78.7502 provides for mandatory indemnification against expenses, including attorney's fees, actually and reasonably incurred by such indemnified person in connection with the defense, to the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in the preceding two paragraphs, or in defense of any claim, issue or matter therein.

     Section 78.751 of the Nevada General Corporation Law permits a corporation to include in its articles of incorporation, bylaws, and/or agreements between the corporation and its directors, officers, employees or agents provisions expanding the scope of indemnification beyond that specifically provided by current law, except that unless ordered by a court or for the advancement of certain expenses, indemnification may not be made to or on behalf of any director or officer if a final adjudication establishes that such person's acts or omissions involved intentional misconduct, fraud or a knowing violation of the law and was material to the cause of action. Section 78.752 of the Nevada General Corporation Law permits a corporation to purchase and maintain insurance or make other financial arrangements of behalf of any such indemnified persons.

     The Ninth and Tenth Articles of Financial Federal Corporation's Restated Articles of Incorporation provides for the indemnification of directors and officers to the fullest extent permitted by the General Corporation Law of Nevada.

     Article V, Section 5 of Financial Federal Corporation's Bylaws provides that the Company shall indemnify to the full extent authorized by law any person made or threatened to be made a party to an action, suit or proceeding, whether criminal, civil, administrative or investigative, by reason of the fact that such person or such person's testator or intestate is or was a director, officer, employee or agent of Financial Federal Corporation or is or was serving, at the request of the Company, as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Item 7.    Exemption from Registration Claimed.

           Not applicable.


Item 8.    Exhibits.

           The exhibits filed as part of this registration statement are as follows:

                                                                   Sequential
Exhibit No.                Description                              Page No.
-----------                -----------                              --------

 4.1        Articles of Incorporation of the Registrant. (1)

 4.2 Certificate of Amendment of Articles of Incorporation of the Registrant. (2)

 4.3        Amended and Restated By-laws of the Registrant. (3)

 4.4        Form of Common Stock Certificate. (4)

 5.1        Opinion of Orrick, Herrington & Sutcliffe LLP.

23.1        Consent of Eisner & Lubin LLP.

23.2 Consent of Orrick, Herrington & Sutcliffe LLP (included in Exhibit 5.1).

24.1        Power of Attorney (included on signature page).

99.1        Financial Federal Corporation 1998 Stock Option Plan. (5)

-----------------------------------------

(1) Previously filed with the Securities and Exchange Commission on March 25, 1992 as exhibit 3.1 to the Registrant's Registration Statement on Form S-1 (Registration No. 33-46662).
(2)   Previously filed with the Securities and Exchange Commission as exhibit
      3.4 to the Registrant's Form 10-Q for the quarter ended January 31, 1999.
(3)   Previously filed with the Securities and Exchange Commission as exhibit
      3.6 to the Registrant's Form 10-Q for the quarter ended January 31, 2000.
(4) Previously filed with the Securities and Exchange Commission on July 7, 1998 as exhibit 4.4 to the Registrant's Registration Statement on Form S-3 (Registration No. 333-56651).
(5) Previously filed with the Securities and Exchange Commission on October 20, 1998 as exhibit 1 to the Registrant's Preliminary Proxy Statement.


Item 9.    Undertakings.

           The undersigned Registrant hereby undertakes:

           A. (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

           (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

           (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

           (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (A) (1) (i) and (A) (1) (ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

                 (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                 (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

           B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

           C. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                 SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of New York, State of New York, on this 30th day of November, 2000.

                                          Financial Federal Corporation
                                          (Registrant)


                                          By:  /s/ Paul R. Sinsheimer
                                             -----------------------------
                                               Paul R. Sinsheimer
                                               President


                              POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Troy Geisser and Angelo Garubo, with full power to act without the other, and each of them, as such person's true and lawful attorney- or attorneys-in-fact and agent or agents, with full power of substitution and resubstitution, for such person and in such person's name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to the registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission and any other regulatory authority, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or such person's substitute or substitutes, may lawfully do or cause to be done by virtue hereof.


     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

         Signature              Title                       Date
         ---------              -----                       ----

/s/ Clarence Y. Palitz, Jr.     Chairman of the Board       November 20, 2000
-----------------------------
CLARENCE Y. PALITZ, JR.

/s/ Lawrence B. Fisher          Director                    November 30, 2000
-----------------------------
LAWRENCE B. FISHER

/s/ William C. MacMillen, Jr.   Director                    November 30, 2000
-----------------------------
WILLIAM C. MACMILLEN, JR.

/s/ Bernard G. Palitz           Director                    November 30, 2000
-----------------------------
BERNARD G. PALITZ

/s/ Thomas F. Robards           Director                    November 30, 2000
-----------------------------
THOMAS F. ROBARDS

/s/ H.E. Timanus, Jr.           Director                    November 30, 2000
-----------------------------
H.E. TIMANUS, JR.

/s/ Paul R. Sinsheimer          President, Chief Operating  November 30, 2000
-----------------------------   Officer and Director
PAUL R. SINSHEIMER

/s/ Michael C. Palitz           Executive Vice President,   November 30, 2000
-----------------------------   Treasurer and Director
MICHAEL C. PALITZ

/s/ Steven F. Groth             Senior Vice President and   November 30, 2000
-----------------------------   Chief Financial Officer
STEVEN F. GROTH                 (Principal Financial Officer)

/s/ David H. Hamm               Controller and Assistant    November 30, 2000
-----------------------------   Treasurer (Principal
DAVID H. HAMM                   Accounting Officer)

                                EXHIBIT INDEX

                                                                   Sequential
Exhibit No.                      Description                        Page No.
-----------                      -----------                        --------


 4.1        Articles of Incorporation of the Registrant. (1)

 4.2 Certificate of Amendment of Articles of Incorporation of the Registrant. (2)

 4.3        Amended and Restated By-laws of the Registrant. (3)

 4.4        Form of Common Stock Certificate. (4)

 5.1        Opinion of Orrick, Herrington & Sutcliffe LLP.

23.1        Consent of Eisner & Lubin LLP.

23.2 Consent of Orrick, Herrington & Sutcliffe LLP (included in Exhibit 5.1).

24.1        Power of Attorney (included on the signature page).

99.1        Financial Federal Corporation 1998 Stock Option Plan. (5)

-----------------------------

(1) Previously filed with the Securities and Exchange Commission on March 25, 1992 as exhibit 3.1 to the Registrant's Registration Statement on Form S-1 (Registration No. 33-46662).
(2)   Previously filed with the Securities and Exchange Commission as exhibit
      3.4 to the Registrant's Form 10-Q for the quarter ended January 31, 1999.
(3)   Previously filed with the Securities and Exchange Commission as exhibit
      3.6 to the Registrant's Form 10-Q for the quarter ended January 31, 2000.
(4) Previously filed with the Securities and Exchange Commission on July 7, 1998 as exhibit 4.4 to the Registrant's Registration Statement on Form S-3 (Registration No. 333-56651).
(5) Previously filed with the Securities and Exchange Commission on October 20, 1998 as exhibit 1 to the Registrant's Preliminary Proxy Statement.